     This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 29th day of January, 2010.

                                        COLLEGE AND UNIVERSITY FACILITY
                                        LOAN TRUST ONE

                                        By: U.S. Bank National Association, not
                                        in its individual capacity, but solely
                                        as Owner Trustee under a Declaration of
                                        Trust dated September 17, 1987 and
                                        Amended and restated on September 29,
                                        1987, and December 4, 1989.


                                        By: Brian True
                                            Vice President